EXHIBIT 10.1

FORM OF PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”), dated as of July 12, 2005, is by and among LTC Properties, Inc., a Maryland corporation (the “Company”), each Purchaser listed under the heading “Direct Purchasers” on Schedule A (each, a “Direct Purchaser”), each Investment Adviser listed under the heading “Investment Advisers” on the signature pages hereto (each, an “Investment Adviser”) who are entering into this Agreement on behalf of themselves (as to paragraph 5 of this Agreement) and those Purchasers which are a fund or individual or other investment advisory client of such Investment Adviser listed under their respective names on Schedule B (each, a “Client”), and each Broker-Dealer listed on Schedule C (each, a “Broker-Dealer”) which is entering into this Agreement on behalf of itself (as to paragraph 6 of this Agreement) and those Purchasers which are customers for which it has power of attorney to sign listed under their respective names on Schedule C (each, a “Customer”).  Each of the Customers, Direct Purchasers and Clients are referred to herein as individually, a “Purchaser” and collectively, the “Purchasers.”

WHEREAS, the Purchasers desire to purchase from the Company (or their Investment Advisers and Broker-Dealers desire to purchase on their behalf from the Company), and the Company desires to issue and sell to the Purchasers up to an aggregate of 1,500,000 shares (the “Capital Shares”) of the Company’s Common Stock, par value $0.01 per share (the ”Common Stock”), with the number of Capital Shares acquired by each Purchaser set forth opposite the name of such Purchaser on Schedule A, Schedule B or Schedule C, as the case may be.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

1.                                       Purchase and Sale.  Subject to the terms and conditions hereof, the Investment Advisers and the Broker-Dealers (on behalf of Purchasers which are Clients and Customers, respectively) and the other Purchasers hereby severally and not jointly agree to purchase from the Company, and the Company agrees to issue and sell to the several Purchasers the number of Capital Shares set forth next to such Purchaser’s name on Schedule A, Schedule B or Schedule C, as the case may be, at a price per share of $22.08 for an aggregate purchase amount in an amount as set forth on Schedule D hereof (the “Purchase Price”) at the Closing (as defined below).

2.                                       Representations and Warranties of Purchaser.  Each Purchaser represents and warrants with respect to itself that:

(a)                                  Due Authorization.  Such Purchaser has full power and authority to enter into this Agreement and is duly authorized to purchase the Capital Shares in the amount set forth opposite its name on Schedule A, Schedule B or Schedule C, as the case may be.  This Agreement has been duly authorized by such Purchaser and duly executed and delivered by or on behalf of such Purchaser.  This Agreement constitutes a legal, valid and binding agreement of such Purchaser, enforceable against such Purchaser in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefor may be brought (the “Enforceability Exceptions”).

(b)                                 Prospectus and Prospectus Supplement. Such Purchaser has received a copy of the Company’s Basic Prospectus dated April 5, 2004 and the Prospectus Supplement dated July 12, 2005 (each as defined below).

(c)                                  Ownership of Excess Shares of Capital Stock.  As of the date hereof and after giving effect to the transaction contemplated hereby, such Purchaser, together with its subsidiaries and affiliates, does not own directly or indirectly more than 9.8% in number of shares or value, whichever is more restrictive, of any class or series of the issued and outstanding capital stock of the Company.  Purchaser expressly acknowledges that the provisions of the Company’s Articles of Incorporation, as amended or supplemented (the “Charter”), prohibit the ownership by Purchaser (together with its subsidiaries and affiliates) directly or indirectly of more than 9.8% of the number of issued and outstanding Capital Shares and not more than 9.8% of the number of issued and outstanding shares of any other class or series of the Company’s capital stock and, in the event Purchaser’s Capital Shares acquired pursuant to this Agreement or otherwise constitute Excess Shares (as defined in the Charter), the Company may repurchase such number of the Purchaser’s Capital Shares on the terms set forth in the Charter and referenced in the Charter as is necessary to cause Purchaser to thereafter not own any Excess Shares.

3.                                       Representations and Warranties of Company.  The Company represents and warrants that:

(a)                                  The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”) and meets the requirements pursuant to the standards for such Form as were in effect immediately prior to October 21, 1992.  The Company’s Registration Statement (as defined below) was declared effective by the SEC (as defined below) and the Company has filed such post-effective amendments thereto as may be required under applicable law prior to the execution of this Agreement and each such post-effective amendment became effective.  The SEC has not issued, nor to the Company’s knowledge, has the SEC threatened to issue or intends to issue, a stop order with respect to the Registration Statement, nor has it otherwise suspended or withdrawn the effectiveness of the Registration Statement or to the Company’s knowledge, threatened to do so, either temporarily or permanently, nor, to the Company’s knowledge, does it intend to do so.  On the effective date, the Registration Statement complied in all material respects with the requirements of the Act and the rules and regulations promulgated under the Act (the “Regulations”); at the effective date the Basic Prospectus (as defined below) complied, and at the Closing the Prospectus (as defined below) will comply, in all material respects with the requirements of the Act and the Regulations; each of the Basic Prospectus and the Prospectus as of its date and at the Closing Date did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any of the Purchasers, Cohen & Steers Capital Advisors, LLC, in its capacity as placement agent (“Placement Agent”), any Investment Advisers or Broker-Dealers, or any of their respective affiliates, expressly for use in the Prospectus. As used in this Agreement, the term “Registration Statement” means the shelf registration statement on Form S-3 (File No. 333-113847) as declared effective by the Securities and Exchange Commission (the “SEC”), including exhibits, financial statements, schedules and documents incorporated by reference therein.  The term “Basic Prospectus” means the prospectus included in the Registration Statement, as amended, or as supplemented and filed with the SEC pursuant to Rule 424 under the Act in connection with the sale of the Capital Shares hereunder.  The term “Prospectus Supplement” means the prospectus supplement specifically relating to the Capital Shares as to be filed with the SEC pursuant to Rule 424 under the Act in connection with the sale of the Capital Shares hereunder.  The term “Prospectus” means the Basic Prospectus and the Prospectus Supplement taken together.  The term “preliminary prospectus” means any form of preliminary prospectus used in connection with the marketing of the Capital Shares.  Any reference in this Agreement to the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date hereof or the date of the Prospectus or any preliminary prospectus as the case may be, and any reference herein to any amendment or supplement to the Registration Statement, the Prospectus or any preliminary prospectus shall be deemed to refer to and include any documents filed after such date and through the date of such amendment or supplement under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and so incorporated by reference.

(b)                                 Since the date as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change or any development which could reasonably be expected to give rise to a prospective material adverse change in or affecting the condition, financial or otherwise, or in the earnings, business affairs or, to the Company’s knowledge, business prospects of the Company and the subsidiaries of the Company, if any (the “Subsidiaries”) considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (iii) other than regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its shares of equity securities.

(c)                                  The Company has been duly organized as a corporation and is validly existing in good standing under the laws of the State of Maryland.  Each of the Subsidiaries of the Company has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization.  Each of the Company and its Subsidiaries has the required power and authority to own and lease its properties and to conduct its business as described in the Prospectus; and each of the Company and its Subsidiaries is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or, to the Company’s knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise.

(d)                                 As of the date hereof, the authorized capital stock of the Company consisted of 45,000,000 shares of Common Stock, and 15,000,000 shares of Preferred Stock, par value $0.01 per share, of which 21,649,449 shares of Common Stock, 2,000,000 shares of 8.5% Series C Cumulative Convertible Preferred Stock (the “Series C Preferred Shares”), 382,867 shares of 8.5% Series E Cumulative Convertible Preferred Stock (the “Series E Preferred Shares”), and 6,640,000 shares of 8% Series F Cumulative Preferred Stock (the “Series F Preferred Shares”) are issued and outstanding as of such date (without giving effect to any Capital Shares issued or to be issued as contemplated by this Agreement) and 23,350,551 shares of Common Stock are authorized and unissued.  The issued and outstanding shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Capital Shares have been duly authorized, and when issued in accordance with the terms of the Charter and delivered as contemplated hereby, will be validly issued, fully paid and non-assessable and will be listed, subject to notice of issuance, on the New York Stock Exchange, effective as of the Closing; the Common Stock and the Series C, E and F Preferred Stock of the Company conform to all statements relating thereto contained in the Prospectus; and the issuance of the Capital Shares is not subject to preemptive or other similar rights.

(e)                                  Neither the Company nor any of its Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of them are bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except where such violation or default would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or, to the Company’s knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement, and the issuance and delivery of the Capital Shares and the consummation of the transactions contemplated herein have been duly authorized by all necessary action and will not conflict with or constitute a material breach of, or material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Company or any of its Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or any of them are bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will any such action result in any violation of the provisions of the Charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any law, administrative regulation or administrative or court decree applicable to the Company.

(f)                                    The Company is organized in conformity with the requirements for qualification and, as of the date hereof and as of the Closing, operates in a manner that qualifies it as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder and will be so qualified after giving effect to the sale of the Capital Shares.

(g)                                 The Company is not required to be registered under the Investment Company Act of 1940, as amended.

(h)                                 No legal or governmental proceedings are pending to which the Company or any of its Subsidiaries is a party or to which the property of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and no such proceedings have been threatened against the Company or any of its Subsidiaries or with respect to any of their respective properties that are required to be described in the Registration Statement or the Prospectus and are not described therein.

(i)                                     No authorization, approval or consent of or filing with any court or United States federal or state governmental authority or agency is necessary in connection with the sale of the Capital Shares hereunder, except such as may be required under the Act or the Regulations or state securities laws or real estate syndication laws.

(j)                                     The Company and its Subsidiaries possess such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by them, except where the failure to possess such certificates, authority or permits would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or, to the Company’s knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise.  Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or, to the Company’s knowledge, business prospects of the Company and its Subsidiaries considered as one enterprise, nor, to the knowledge of the Company, are any such proceedings threatened or contemplated.

(k)                                  The Company has full power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as may be limited by the Enforceability Exceptions.

(l)                                     As of the dates set forth therein or incorporated by reference, the Company had good and marketable title to all of the properties and assets reflected in the audited financial statements contained in the Prospectus, subject to no lien, mortgage, pledge or encumbrance of any kind except (i) those reflected in such financial statements, (ii) as are otherwise described in the Prospectus, (iii) as do not materially adversely affect the value of such property or interests or interfere with the use made or proposed to be made of such property or interests by the Company and each of its Subsidiaries or (iv) which constitute customary provisions of mortgage loans secured by the Company’s properties creating obligations of the Company with respect to proceeds of the properties, environmental liabilities and other customary protections for the mortgagees.

(m)                               Neither the issuance, sale and delivery of the Capital Shares nor the application of the proceeds thereof by the Company as described in the Prospectus will cause the Company to violate or be in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(n)                                 The statements set forth in the Basic Prospectus under the caption “Description of Our Common Stock” in so far as such statements purport to summarize provisions of laws or documents referred to therein, are correct in all material respects and fairly present the information required to be presented therein.

4.                                       Representation and Warranties of the Investment Advisers.  To induce the Company to enter into this Agreement, each of the Investment Advisers hereby represents and warrants that:

(a)                                  It is an investment adviser duly registered with the SEC under the Investment Advisers Act of 1940.

(b)                                 It has been duly authorized to act as investment adviser on behalf of each Client on whose behalf it is signing this Agreement (as identified under the name of such Investment Adviser on Schedule B hereto) and has the sole authority to make the investment decision to purchase Capital Shares hereunder on behalf of such Client.

(c)                                  It has the power and authority to enter into and execute this Agreement on behalf of each of the Clients listed under its name on Schedule B hereto.

(d)                                 This Agreement has been duly authorized, executed and delivered by it and, assuming it has been duly authorized, executed and delivered by the Company, constitutes a legal, valid and binding agreement of such Investment Adviser, enforceable against it in accordance with its terms except as may be limited by the Enforceability Exceptions.

(e)                                  It has received a copy of the Company’s Basic Prospectus dated April 5, 2004 and Prospectus Supplement dated July 12, 2005.

5.                                       Representation and Warranties of the Broker-Dealers.  To induce the Company to enter into this Agreement, each Broker-Dealer represents and warrants that:

(a)                                  It is duly registered and in good standing as a broker-dealer under the Exchange Act and is licensed or otherwise qualified to do business as a broker-dealer with the National Association of Securities Dealers, Inc. and in all states in which it will offer any Capital Shares pursuant to this Agreement.

(b)                                 It has delivered a copy of the Prospectus to each Purchaser set forth under its name on Schedule C hereto.

(c)                                  It has been granted a duly authorized power-of-attorney to execute and deliver this Agreement on behalf of each Customer on whose behalf it is signing this Agreement (as identified under the name of such Broker-Dealer on Schedule C hereto) and such power has not been revoked.

(d)                                 This Agreement has been duly authorized, executed and delivered by it and, assuming it has been duly authorized, executed and delivered by the Company, constitutes a legal, valid and binding agreement of such Broker-Dealer, enforceable against it in accordance with its terms except as may be limited by the Enforceability Exceptions.

6.                                       Conditions to Obligations of the Parties.  (a)  The Purchasers’ several obligation to purchase the Capital Shares shall be subject to the following conditions having been met:

(i)                                     the representations and warranties set forth in Section 3 of this Agreement shall be true and correct with the same force and effect as though expressly made at and as of the Closing,

(ii)                                  the Purchasers shall have received an opinion from Ballard Spahr Andrews & Ingersoll, LLP, special Maryland counsel to the Company, dated as of the date of the Closing, in a form acceptable to the Purchasers,

(iii)                               the Purchasers shall have received an opinion from Reed Smith LLP, special securities counsel to the Company, dated as of the date of the Closing, in a form acceptable to the Purchasers,

(iv)                              the Placement Agent shall have received a comfort letter from Ernst & Young LLP, dated as of the Closing, substantially in the form attached hereto as Exhibit C, and

(v)                                 on the Closing Date, the Company shall have delivered to the Purchasers a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Closing Date, setting forth that each of the representations and warranties contained in this Agreement shall be true on and as of the Closing Date as if made as of the Closing Date and each of the conditions and covenants contained herein shall have been complied with to the extent compliance is required prior to Closing, and shall have delivered such other customary certificates as the Placement Agent shall have reasonably requested.

(b)                                 The Company’s obligation to issue and sell the Capital Shares shall be subject to the following conditions having been met:

(i)                                     the representations and warranties set forth in Sections 2, 4 and 5 of this Agreement shall be true and correct with the same force and effect as though expressly made at and as of the Closing and

(ii)                                  the Settlement Agent shall have received payment in full for the Purchase Price for the Capital Shares by federal wire of immediately available funds, not less than the aggregate amount of $33,120,000 prior to the payment of fees and expenses.

7.                                       Closing.  Provided that the conditions set forth in Section 6 hereto and the last sentence of this Section 7 have been met or waived at such time, the transactions contemplated hereby shall be consummated on July 15, 2005, or at such other time and date as the parties hereto shall agree (each such time and date of payment and delivery being herein called the “Closing”).  At the Closing, settlement shall occur through Jeffries & Company, or an affiliate thereof, on a delivery versus payment basis through the DTC ID System.

8.                                       Covenants.  The Company hereby covenants and agrees that subject to all Purchasers consummating the purchase of the Capital Shares at the Closing, the Company will use the proceeds of the offering contemplated hereby as set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

9.                                       Termination.  This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Closing by the Company, on the one hand, or any Purchaser on the other, if the Closing shall not have occurred on or prior to July 31, 2005; provided that the Company or such Purchaser, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 9 if the failure of Closing to occur on or prior to such dates results primarily from such party itself having materially breached any representation, warranty or covenant contained in this Agreement.

10.                                 Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Purchasers, shall be sufficient in all respects if delivered or sent by facsimile to 212-446-9181 or by certified mail to Cohen & Steers Capital Advisors, LLC, 757 Third Avenue, New York, New York 10017, Attention: Bradley Razook, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company by facsimile to 805-981-8663 or by certified mail to the Company at 22917 Pacific Coast Highway, Suite 350, Malibu, CA 90265, Attention: Chief Financial Officer

11.                                 Governing Law.  This Agreement shall be construed in accordance with and governed by the substantive laws of the State of New York, without regard to conflict of laws principles.

12.                                 Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in a writing that is executed by each of the parties hereto.

13.                                 Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.  Executed counterparts may be delivered by facsimile.

14.                                 Construction.  When used herein, the phrase “to the knowledge of” the Company or “known to” the Company or any similar phrase means the actual knowledge of the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Company and includes the knowledge that such officers would have obtained of the matter represented after reasonable due and diligent inquiry of those employees of the Company whom such officers reasonably believe would have actual knowledge of the matters represented.